UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	“SEI”	New York Stock Exchange
(indicate by check)
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On May 12, 2026, Solaris Energy Infrastructure, LLC (the “Issuer”), a subsidiary of Solaris Energy Infrastructure, Inc. (the “Company”), issued $1.3 billion aggregate principal amount of a new series of the Issuer’s 6.375% Senior Notes due 2031 (the “Notes”) in a private placement (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued at par for net proceeds of approximately $1,276.1 million, after deducting the initial purchasers’ discount and estimated offering expenses. The Issuer used a portion of the net proceeds from the Offering to repay certain of the Company’s outstanding borrowings and to pay related fees and expenses and intends to use the remaining net proceeds for general corporate purposes, including to fund growth capital expenditures.

The Notes are governed by an Indenture, dated as of May 12, 2026 (the “Indenture”), by and among the Company, the Issuer, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes will mature on May 15, 2031, and interest on the Notes is payable semi-annually in arrears on each May 15 and November 15, commencing November 15, 2026, at a rate of 6.375% per annum. The Notes are unconditionally guaranteed on a senior unsecured basis by the Company and the Subsidiary Guarantors (the “Guarantees”). The Notes and the Guarantees are senior in right of payment to the Company’s 4.75% Convertible Senior Notes due 2030 and 0.25% Convertible Senior Notes due 2031 (collectively, the “Convertible Notes”) and the corresponding subordinated intercompany convertible notes (the “Intercompany Convertible Notes”) issued by the Issuer to the Company in aggregate principal amounts equal to the outstanding amounts under the Convertible Notes.

Optional Redemption

At any time prior to May 15, 2028, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture, in an amount not greater than the net cash proceeds of one or more equity offerings, at a redemption price of 106.375% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date; provided that: (i) at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding the Notes held by the Company and its subsidiaries); and (ii) the redemption occurs within 180 days of the date of the closing of such equity offering. In addition, at any time prior to May 15, 2028, the Issuer may on any one or more occasions redeem all or part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but not including, the redemption date.

On or after May 15, 2028, the Issuer may on any one or more occasions redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of years indicated below:

Year	Percentage
2028	103.188%
2029	101.594%
2030 and thereafter	100.000%

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, the Issuer will be required to offer to repurchase all or any part of the outstanding Notes in cash at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions, limit the Issuer’s ability and the ability of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its restricted subsidiaries; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

The Indenture contains customary events of default, including, among other things, failure to make required payments, failure to make a Change of Control Offer, an Asset Sale Offer or a MCTP Excess Proceeds Offer (as such terms are defined in the Indenture) within the required time, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, a guarantee being held unenforceable or invalid, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 30% in aggregate principal amount of the then-outstanding Notes to accelerate the amounts due under the Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of 6.375% Senior Notes due 2031, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Credit Agreement

On May 12, 2026, the Company and the Issuer, as borrower, entered into a credit agreement (the “Credit Agreement”) with MUFG Bank, Ltd., as administrative agent, CSC Delaware Trust Company, as collateral agent, and the lenders party thereto. Pursuant to the Credit Agreement, the lenders agree to provide the Issuer a revolving credit facility of up to $650.0 million, including a sublimit for the issuance of letters of credit in an amount up to $150.0 million (such revolving credit facility, the “Revolving Credit Facility”). At the Issuer’s option, and subject to the satisfaction of certain conditions precedent, the Revolving Credit Facility may be increased by up to $200.0 million. The Issuer intends to use the proceeds of the Revolving Credit Facility to (i) finance working capital and other general corporate purposes, (ii) pay transaction expenses and (iii) consummate the Refinancing (as defined in the Credit Agreement).

Revolving loans made under the Credit Agreement bear interest, at the Issuer’s option, at a rate equal to either Term SOFR or the Base Rate (as such terms are defined in the Credit Agreement), in each case plus an applicable rate as set forth in the chart below that corresponds to the ratio of (x) consolidated net indebtedness to (y) consolidated EBITDA, in each case based on the most recently ended four fiscal quarter period of the Issuer and its restricted subsidiaries. Undrawn amounts under letters of credit issued under the Revolving Credit Facility will bear a fee equal to the applicable rate for Term SOFR loans as set forth in the chart below. A commitment fee equal to 0.50% per annum will be applied on the unused portion of the revolving credit commitments.

	Level 1	Level 2	Level 3	Level 4	Level 5
Total Net Leverage Ratio	Less than 3.00:1.00	Greater than or equal to 3.00:1.00 but less than 3.50:1.00	Greater than or equal to 3.50:1.00 but less than 4.00:1.00	Greater than or equal to 4.00:1.00 but less than 4.50:1.00	Greater than or equal to 4.50:1.00
Commitment Fee	0.50%	0.50%	0.50%	0.50%	0.50%
Applicable Rate for Term SOFR Loans and Letters of Credit	2.50%	2.75%	3.00%	3.25%	3.50%
Applicable Rate for Base Rate Loans	1.50%	1.75%	2.00%	2.25%	2.50%

The Credit Agreement contains certain covenants that the Issuer considers customary, including, but not limited to, limitations on the Issuer’s and its subsidiaries’ ability to incur additional debt, grant liens and make dispositions, investments and restricted payments. The Credit Agreement also includes financial covenants that require the Issuer and its restricted subsidiaries to maintain, (i) a ratio of consolidated net indebtedness to consolidated EBITDA of no greater than 5.25:1.00 as of the last day of the most recently ended fiscal quarter (or, for the four fiscal quarters immediately following the consummation of certain Material Acquisitions (as defined in the Credit Agreement), no greater than 5.50:1.00), (ii) a ratio of consolidated secured net indebtedness to consolidated EBITDA of no greater than 3.50:1.00 and (iii) a ratio of consolidated EBITDA to consolidated cash interest expense of no less than 3.00:1.00, in each case tested at the end of each fiscal quarter, based upon financial results from the four most recently ended fiscal quarters of the Issuer and its restricted subsidiaries, and commencing with the fiscal quarter ending on September 30, 2026.

Borrowings under the Revolving Credit Facility may be voluntarily prepaid without premium or penalty, in whole or in part, subject to minimum amounts and customary notice requirements. The Credit Agreement also contains a mandatory prepayment requirement and a limitation on the availability of borrowings thereunder that could become effective upon the early termination or suspension of certain Material Contracts (as defined in the Credit Agreement). To the extent that the Issuer would not be in pro forma compliance with the financial covenants described above (i) after giving effect to such early termination or suspension, (ii) assuming for purposes of such calculation that all commitments under the Revolving Credit Facility have been fully drawn and (iii) after deducting certain cash payments received on account of such termination or cancellation from net leverage (without duplication of other amounts netted in the calculation of consolidated net indebtedness), the Issuer will be required to repay outstanding loans and cash collateralize letters of credit in an amount equal to the lesser of the amount of cash payments received on account of such termination or cancellation and the total amount outstanding under the Revolving Credit Facility. The amount available to be borrowed under the Revolving Credit Facility will be temporarily reduced to the amount may be borrowed while still maintaining compliance with the financial covenants described above (i) after giving effect to such early termination or suspension, (ii) assuming for purposes of such calculation that all commitments under the Revolving Credit Facility have been fully drawn and (iii) after deducting certain cash payments received on account of such termination or cancellation from net leverage (other than amounts prepaid as described in the preceding sentence, and without duplication of other amounts netted in the calculation of consolidated net indebtedness).

All obligations under the Credit Agreement are (i) guaranteed by the Company’s certain existing and future direct and indirect restricted subsidiaries, other than certain excluded subsidiaries, and (ii) secured, subject to permitted liens and other customary exceptions set forth in the Credit Agreement and relevant collateral documents, by a first-priority perfected security interest in substantially all of the Issuer’s and the guarantors’ assets, other than certain excluded property. All obligations under the Credit Agreement rank (i) effectively senior to all of the Company and its subsidiaries’ existing and future unsecured senior debt to the extent of the value of such collateral and (ii) senior in right of payment to the Convertible Notes and the Intercompany Convertible Notes.

Borrowings under the Revolving Credit Facility are subject to acceleration upon the occurrence of events of default that the Issuer considers customary, including, among others, the failure to pay principal or interest, violation of covenants and cross-default on other material indebtedness.

The foregoing description of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Termination of Term Loan Agreement

On May 12, 2026, substantially concurrently with the closing of the Offering and the Credit Agreement, the Issuer terminated that certain Senior Secured Term Loan Agreement, dated as of March 16, 2026 (as amended by that certain Amendment No. 1 to Senior Secured Term Loan Agreement, dated as of April 8, 2026, and as otherwise amended, supplemented, or modified, the “Term Loan Agreement”), by and among the Issuer, as borrower, the Company and certain of its subsidiaries, Goldman Sachs Bank USA, as administrative agent and collateral agent, and the lenders party thereto. The Term Loan Agreement provided a term loan facility with an aggregate principal amount of $500.0 million.

In connection with the termination of the Term Loan Agreement, the Issuer paid all obligations outstanding thereunder and all liens and security interests granted to the agent and the lenders thereunder were released. There were no early termination penalties incurred in connection with the termination.

Termination of Stonebriar Term Loan

On May 12, 2026, substantially concurrently with the closing of the Offering and the Credit Agreement, Buyer (as defined below) terminated that certain Loan and Security Agreement, dated as of March 16, 2026 (as amended, supplemented, or modified, the “Stonebriar Term Loan”), by and among Project G Buyer, LLC, a wholly owned subsidiary of the Company (“Buyer”), as borrower, Eldridge Asset Finance LLC, as administrative agent, and Stonebriar Commercial Finance LLC, as initial lender. The Stonebriar Term Loan provided a term loan facility with an aggregate principal amount of approximately $148.6 million.

In connection with the termination of the Stonebriar Term Loan, Buyer paid all obligations outstanding thereunder, including applicable prepayment fees of approximately $5.9 million, and all liens and security interests granted to the agent and the lenders thereunder were released.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 12, 2026, by and among Solaris Energy Infrastructure, LLC, Solaris Energy Infrastructure, Inc., the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 6.375% Senior Notes due 2031 (included as Exhibit A in Exhibit 4.1).

10.1	Credit Agreement, dated as of May 12, 2026, by and among Solaris Energy Infrastructure, LLC, as borrower, Solaris Energy Infrastructure, Inc., as parent, MUFG Bank, Ltd., as administrative agent, CSC Delaware Trust Company, as collateral agent, and the lenders party thereto.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ STEPHAN E. TOMPSETT
Name:	Stephan E. Tompsett
Title:	Chief Financial Officer